EXHIBIT 4.6

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Number of Shares ________________
Date of Grant ____________________




     1995  STOCK OPTION AGREEMENT



AGREEMENT  made  this  _______  day  of  _____________________________,  1995,
between ________________________________ (the " OPTIONEE "), and CASMYN CORP.,
a Colorado Corporation ("COMPANY").

1.  Grant of Option.  The COMPANY, pursuant to the provisions of the 1995
    Stock Option Plan ("1995 PLAN"), set forth as Attachment A hereto, hereby grants to the Optionee, subject to the terms and conditions set forth or incorporated herein, an Option to Purchase from the COMPANY all or any part of an aggregate of __________ Common Shares, as such Common Shares are now constituted, at the purchase price of $0.04 (four cents) per share. The provisions of the 1995 PLAN governing the terms and conditions of the Option granted hereby are incorporated in full herein by reference.

2. Exercise. The Option evidenced hereby shall be exercisable in whole or in part (but only in multiples of 1,000 Shares unless such exercise is as to the remaining balance of this Option) on or after June 30, 1995 and on or before June 29, 2005 (Expiration Date), provided that the cumulative number of Common Shares as to which this Option may be exercised shall not exceed the following amounts:


CUMULATIVE NUMBER  PRIOR TO DATE
OF SHARES          (NOT INCLUSIVE OF)
=================  ==================

                   June 30, 1995
                   June 30, 1996

    The Option evidenced hereby shall be exercisable by the delivery to and receipt by the COMPANY of (i) a written notice of election to exercise, in the form set forth in Attachment B hereto, specifying the number of Shares to be purchased; (ii) accompanied by payment of the full purchase price thereof in cash or certified check payable to the order of Casmyn Corp. and (iii) by
  return  of  this   Stock Option Agreement for endorsement of exercise by the
  COMPANY on Schedule I hereof.

3.  Transferability.     The Option evidenced hereby is not assignable or
    transferable by the Optionee other than by the Optionee's will or by the laws of descent and distribution, as provided in Paragraph 5d of the 1995 PLAN.


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                                                  CASMYN CORP.




                                         By: ________________________________
                                              Amyn S. Dahya, Chairman,
                                                President and CEO

     ATTEST:



____________________________
Secretary

Optionee hereby acknowledges receipt of a copy of the 1995 PLAN, attached hereto and accepts this Option subject to each and every term and provision of such Plan. Optionee hereby agrees to accept as binding, conclusive and final, all decisions or interpretations of the Compensation Committee of the Board of Directors administering the 1995 PLAN on any questions arising under such 1995 PLAN. Optionee recognizes that if Optionee's employment with the COMPANY or any subsidiary thereof shall be terminated with or without cause, or by the Optionee, all of Optionee's rights hereunder shall thereupon terminate with respect to all unvested Options.



Dated: ________________________  ______________________________________
                                               Optionee

                                 ______________________________________
                                              Print Name

                                 ______________________________________

                                 ______________________________________

                                 ______________________________________
                                          Social Security No.:


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                                 ATTACHMENT B



(Suggested form of letter to be used for notification of election to exercise. Please do not use this page, but follow this form in a separately typed letter.)


Date: __________________________


Treasurer
Casmyn Corp.
1335 Greg Street #104
Sparks, NV  89431

Dear Sir:

In accordance with paragraph 2 of the Stock Option Agreement evidencing the Option granted to me on ____________________________ under the Casmyn Corp. 1995 Stock Option Plan, I hereby elect to exercise this Option to the extent of ____________________ Common Shares.

Enclosed is a certified check payable to the order of "Casmyn Corp." in the amount of $_______________________ as the purchase price of $________________
for the Shares which I have elected to purchase and (ii) the original 1995 Stock Option Agreement for endorsement by the COMPANY as to exercise on
Schedule I thereof.

When the certificate for Common Shares which I have elected to purchase has been issued, please deliver it to me, along with my endorsed 1995 Stock Option Agreement in the event there remains an unexercised balance of Shares under the Option, at the following address:





                                          ____________________________________

                                          ____________________________________
                                          Address

                                          Very truly yours,


                                          ___________________________________
                                          Signature of Optionee

                                          ___________________________________
                                          Print Name



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Optionee _________________          Date of Grant __________________________






                             SCHEDULE I



                                       Unexercised  Issuing
                   Shares    Payment     Shares     Officer
Date              Purchased  Received  Remaining    Initials